EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Form S-8 of our report dated June 22, 1998, with respect to the 1997 financial statements of Alliance Technologies, Inc. and Subsidiary included in Form 10-SB filed on November 6, 1998.



EHRENKRANTZ STERLING & CO. LLC
Certified Public Accountants
Livingston, New Jersey
February 18, 1999


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